Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of our auditors’ report dated January 31, 2022 on the financial statements of Locals Technology Inc. (the “Company”) for the year ended December 31, 2020 and the period from March 4, 2019 to December 31, 2019 (which report expresses an unqualified opinion).

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

November 4, 2022